QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

AOL TO DEEPEN ITS PROGRAMMATIC LEADERSHIP WITH
AGREEMENT TO ACQUIRE MILLENNIAL MEDIA

ONE by AOL Will be the Largest Open and Mobile-First Programmatic
Platform in Market

AOL's Suite of Publisher Offerings Will be Enhanced with a Leading Monetization
Platform for App Developers with More than 65,000 Apps

        NEW YORK, September 3, 2015—AOL today announced its continued investment in cross platform programmatic technology for marketers and publishers by signing an agreement to acquire Millennial Media, Inc. (NYSE: MM), a leading end-to-end mobile platform, for $1.75 per share of Millennial Media common stock.

        Following AOL's recent acquisition by Verizon, which operates the nation's largest and most reliable wireless network, and its global enterprise-level partnership with Microsoft, today's announcement further strengthens AOL's mobile capabilities and underlines its position as the first global mobile media technology company. AOL now operates scaled global content brands, a scaled global content delivery network, a scaled global programmatic advertising platform and a subscription services platform.

        With the acquisition of Millennial Media, AOL will:

    •
    Add a leading supply-side platform for app monetization with over 65,000 apps to its publisher suite of offerings

    •
    Add significant mobile brand advertising scale across ONE by AOL

    •
    Have access to approximately 1 billion global active unique users and robust addressable and cross-screen targeting capabilities

    •
    Accelerate its mobile position in key international markets, including Singapore, Japan, UK, France and Germany

    •
    Add world-class engineering, sales and product talent that specialize in mobile to AOL

        "AOL is well positioned as consumers spend more and more time on mobile devices, and as advertisers, agencies and publishers become more reliant on programmatic monetization tools," said Bob Lord, President, AOL. "As we continue to invest in our platforms and technology, the acquisition of Millennial Media accelerates our competitive mobile offering in ONE by AOL and enhances our current publisher offering with an 'all in' monetization platform for app developers."

        "By joining AOL, we will be adding additional mobile expertise to AOL's growing technology assets," said Michael Barrett, President & CEO of Millennial Media. "I am excited by what this acquisition means for our shareholders, our employees and our partners."

        According to eMarketer, 69% of mobile ad spend will be bought and sold programmatically (more than $14 billion), and programmatic video will reach $4 billion by 2016.* Furthermore, Cowen & Company expects mobile display and video advertising to grow from approximately $3.8 billion in 2015 to $9.2 billion in 2018 at a compound annual growth rate of 35%.**

        Founded in 2006, Millennial Media is headquartered in Baltimore, MD and has additional U.S. offices in Atlanta, Boston, New York and San Francisco, and international offices in Hamburg, London, Paris, Singapore and Tokyo. Millennial Media's portfolio of assets includes acquisitions of TapMetrics, Condaptive, Metaresolver, Jumptap and Nexage.

*
eMarketer (October 2014)—US Mobile Programmatic Display Ad Spending

**
Cowen and Company, "Annual Ad Buyer Survey III: 2015 Outlook," January 12, 2015

        The transaction will take the form of a tender offer followed by a merger, with Millennial Media becoming a wholly owned subsidiary of AOL upon completion. The transaction is subject to customary regulatory approvals and other closing conditions, and is expected to close this fall.

        Goldman, Sachs & Co. served as AOL's financial advisor on the transaction, and Wachtell, Lipton, Rosen & Katz served as AOL's legal advisor.

        LUMA Partners served as Millennial Media's financial advisor on the transaction, and Goodwin Procter LLP served as Millennial Media's legal advisor.

About AOL

        AOL is a media technology company with a mission to simplify the internet for consumers and creators by unleashing the world's best builders of culture and code. As one of the largest online properties with over 350 million monthly global consumers of its premium brands, AOL is at the center of disruption of how content is being produced, distributed, consumed and monetized by connecting publishers with advertisers on its global, programmatic content and advertising platforms. AOL's opportunity lies in shaping the future of the digitally connected world for decades to come. AOL is a subsidiary of Verizon.

About Millennial Media

        Millennial Media (NYSE: MM) is the leading independent mobile ad marketplace, making mobile simple for the world's top brands, app developers and mobile web publishers. The company's unique data and technology assets enable its advertising clients to connect with their target audiences at scale. Millennial Media also drives monetization for its publisher and developer partners by connecting them to networks, advertisers and an RTB exchange. For more information, visit www.millennialmedia.com.

Forward-Looking Statements

        In this communication we have made forward-looking statements regarding the proposed transaction with Millennial Media and other matters. These statements are based on our estimates and assumptions and are subject to risks and uncertainties, which could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include those preceded or followed by the words "anticipates," "believes," "estimates," "hopes" or similar expressions. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of new information, subsequent events or otherwise.

Additional Information and Where to Find It

        The tender offer for the outstanding shares of Millennial Media common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Millennial Media common stock, nor is it a substitute for the tender offer materials that AOL and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, AOL and its acquisition subsidiary will file tender offer materials on Schedule TO, and Millennial Media will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Millennial Media common stock are urged to read these documents when they become available (as each may be amended or supplemented from time to time) because they will contain important information that holders of shares of Millennial Media common stock should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Millennial Media common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC's website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free at AOL's website at http://ir.aol.com or by contacting AOL at 770 Broadway, New York, New York 10003, Attention: Corporate Secretary.

# # #

Media Contact:
Caroline Campbell, AOL
c.campbell@teamaol.com
404-444-7970

QuickLinks

  Exhibit 99.1
AOL TO DEEPEN ITS PROGRAMMATIC LEADERSHIP WITH AGREEMENT TO ACQUIRE MILLENNIAL MEDIA ONE by AOL Will be the Largest Open and Mobile-First Programmatic Platform in Market AOL 's Suite of Publisher Offerings Will be Enhanced with a Leading Monetization Platform for App Developers with More than 65,000 Apps